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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 6, 2005

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       0-23049                                             33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
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(Address of Principal Executive Offices)                            (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)


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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 3.01         NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
                  RULE OR STANDARD

On June 6, 2005, Island Pacific, Inc. (the "Company") received notice from the American Stock Exchange ("Amex") indicating that it is not in compliance with certain Amex continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(iv) of the Amex Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Amex, as to whether such company will be able to continue operations and/or meet its obligations as they mature. In response to this notice the Company intends to submit a plan to Amex setting forth the actions it has taken and intends to take to bring the Company back into compliance with the continued listing standards within the next three months.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         Island Pacific, Inc.

Date: June 6, 2005                       By: /s/ Barry Schechter
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                                             Name: Barry Schechter
                                             Title: Chief Executive Officer